AMENDMENT TO

SUB-ADVISORY AGREEMENT

THIS AMENDMENT TO THE SUB-ADVISORY AGREEMENT, made this 14th day of April, 2017 (the “Amendment”), is between Lincoln Investment Advisors Corporation, a Tennessee corporation (“LIAC”) and GOLDMAN SACHS ASSET MANAGEMENT, L.P., a Delaware limited partnership (“Goldman”).

Recitals

1.       LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the “Trust”);

2.       Goldman currently subadvises a series of LVIP pursuant to a written subadvisory agreement dated April 30, 2014 (the “Agreement”),

3.       LIAC wishes to appoint Goldman to serve as sub-adviser to the LVIP Blended Large Cap Growth Managed Volatility Fund (the “Fund”), a series of the Trust, and Goldman and LIAC desire to amend the fee schedule (“Schedule A”) to the Agreement to add the Fund;

Representations

1.       LIAC represents and warrants that approval of this amendment has been obtained from the Trust’s Board of Trustees at an in-person meeting held March 6, 2017.

Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       The Recitals noted above are incorporated herein and made a part of the Agreement.

2.       The Representations noted above are incorporated and made a part of the Agreement.

3.       Schedule A shall be deleted and replaced with the attached amended Schedule A effective as of the date hereof, to reflect the addition of the Fund to the Agreement.

4.       All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

5.       This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS CORPORATION	GOLDMAN SACHS ASSET MANAGEMENT, L.P.
By: /s/ Jayson R. Bronchetti Name: Jayson R. Bronchetti Title: President	By: /s/ Adam Lane Name: Adam Lane Title: Managing Director
Accepted and agreed to as of the day and year first above written:
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, On behalf of the Fund(s) on Schedule A

By:	/s/ Jayson R. Bronchetti
Name: Jayson R. Bronchetti Title: President